Exhibit 99.1

SPACEHAB, Inc.

12130 Highway 3, Bldg. 1

Webster, Texas 77598-1504

1.713.558.5000

fax:  1.713.558.5960

www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB APPOINTS NEW INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Houston, Texas, January 19, 2007 – SPACEHAB, Incorporated (NASDAQ: SPAB), a leading provider of commercial space services, announced today that the audit committee of the Company’s Board of Directors has approved the appointment of PMB Helin Donovan, LLP as SPACEHAB’s new independent registered public accounting firm.

SPACEHAB retained its previous independent registered public accounting firm, Grant Thornton LLP, since 2004. The decision to change auditors was not caused by any disagreement between SPACEHAB and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. “The Board believes the decision to appoint PMB Helin Donovan is in the best interest of the Company and its stockholders at this time,” said Chief Financial Officer, Brian Harrington.

About SPACEHAB, Incorporated

Incorporated in 1984, SPACEHAB (www.spacehab.com) is a leading provider of commercial space products and services to NASA, international space agencies, Department of Defense, and private customers worldwide. The Company offers end-to-end space access solutions, space systems development, mission integration and pre-launch processing facilities and services, and large-scale government program support services. From securing a spaceflight opportunity and facilitating the integration of spacecraft and payloads for launch, to developing human habitats, supplying the International Space Station, and coordinating the transport and operation of cargo and experiments to and from orbit, SPACEHAB clearly demonstrates that “We Mean Business in Space.”

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Eva-Marie deCardenas

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5071

edecardenas@spacehab.com

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